CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Energizer Resources Inc.’s (the “Company”) Amendment No. 1 to the Registration Statement on Form S-1 of our report dated September 23, 2010, with respect to the consolidated financial statements of the Company for years ended June 30, 2010 and 2009.  We also consent to the reference to us under the caption “Experts” in the Prospectus, which is part of such Registration Statement.

Signed:  “MSCM LLP”

MSCM LLP

Toronto, Ontario

October 27, 2010